Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. Section 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Hui Liu, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Annual Report on Form 10-K of Medical Care Technologies Inc. for the year ended December 31, 2010 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Medical Care Technologies Inc.

Dated this 31st day of May, 2011.

/s/ Hui Liu
Hui Liu Principal Financial Officer, Principal Accounting Officer, Treasurer and a member of the Board of Directors

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Medical Care Technologies Inc. and will be retained by Medical Care Technologies Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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Source: Medical Care Technologies Inc., 10-K, April 01, 2011